UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Furmanite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2015

Dear Fellow Stockholder:

We want to make you aware that our Annual Meeting of Stockholders, which was initially scheduled for April 24, 2015, has been postponed and is now rescheduled for May 7, 2015. There have been several recent developments related to the Furmanite Board that caused some of our stockholders to request a postponement of the Annual Meeting, which requests coincided with the decision by Sangwoo “Bill” Ahn, Chairman of the Furmanite Board of Directors, to retire, effective as of the date of the Annual Meeting.

The seat to be vacated by Mr. Ahn will be filled in the election to take place at the postponed Annual Meeting, and the size of the Furmanite Board will not change as a result of Mr. Ahn’s departure. In the event that the four nominees proposed by the Furmanite Board are reelected, Mr. Ahn’s seat will be filled by the candidate who receives the next highest number of votes, which the Board expects will be one of the candidates nominated by Mustang Capital, an approximate 4.9% stockholder who is seeking to control 80% of the Furmanite Board. If there is no such candidate at the time of the Annual Meeting, the Furmanite Board will exercise its power to appoint a director to the vacant seat.

We believe a postponement of the Annual Meeting to permit you to consider this change is important to ensure Furmanite stockholders have the ability to make an informed choice on our candidates and proposals. Our 2015 Annual Meeting of Stockholders will now be held on May 7, 2015, at 9:30 a.m. Eastern Daylight Time at the Hotel Du Pont in Wilmington, Delaware. The record date for the Annual Meeting remains March 13, 2015.

At the Annual Meeting you are being asked to make an important decision regarding the future of Furmanite. We urge you to protect the value of your investment by voting “FOR” Furmanite’s experienced and highly qualified Director nominees: Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph J. Patitucci.

VOTE THE GOLD PROXY CARD TODAY

We understand that this year’s Annual Meeting has been more complicated than in past years, and believe it is important to make a fully informed voting decision. Mustang Capital, an approximate 4.9% stockholder, is seeking to control 80% of the Furmanite Board.

Stockholders should also be informed that simply voting on Mustang’s white proxy card, even if you withhold votes for some or all of Mustang’s candidates, could contribute to Mustang gaining control of the Furmanite Board. We urge you to consider this fact when casting your vote, and to contact our proxy solicitor, MacKenzie Partners, at (800) 322-2885, if you would like to discuss options for splitting your vote.

Your Board strongly urges you not to sign or return a white proxy card sent to you by Mustang Capital. If you have previously submitted a proxy card sent to you by Mustang Capital, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed GOLD proxy card. If you have previously voted your shares with respect to the Annual Meeting using the GOLD proxy card, you are not required to vote again unless you wish to change your vote. Any previously voted GOLD proxy cards will remain effective, except that votes for Mr. Ahn will be disregarded. Only the latest validly executed proxy that you submit will be counted.

YOUR BOARD IS HIGHLY QUALIFIED AND COMMITTED TO ADDING FRESH PERSPECTIVE AND INDUSTRY EXPERTISE TO THE BOARD

Based on stockholder feedback, your Board and management have recently taken action to enhance corporate governance at Furmanite. Last week, we announced that we have initiated a Board candidate evaluation process with the assistance of a leading national search firm, to find a highly qualified and independent director with deep industry experience relevant to Furmanite’s business to join an expanded Furmanite Board and serve in the best interest of all Furmanite shareholders. We believe our search will lead to a director that will immediately contribute to the advancement of our strategy and support long-term value creation.

All four of the Board’s nominees have five or less years of tenure on the Furmanite Board, have industry relevant experience, and are highly engaged in the ongoing oversight of the Company, including through regular contact with management and direct input into the Company’s operating plan and strategic objectives. In addition, Mr. Ahn’s decision to retire from the Board means that a new Chairperson will be elected by the Board following the Annual Meeting. This further supports our Board’s commitment to bringing new perspective and oversight to the Board.

YOUR BOARD AND MANAGEMENT TEAM HAVE OVERSEEN
A SUCCESSFUL STRATEGIC EVOLUTION

Your Board and management have a proven track record of actively managing, evolving and substantially transforming the Company to ensure it is best positioned for growth and value creation across cycles and geographies. We believe this transformational phase of our strategy is complete, and that Furmanite is moving into the next phase of growth and value creation by realizing the benefits of the stable infrastructure it has built to enable substantial growth without significant additional investment. Further, we have a clearly articulated strategy that is delivering solid results, including:

•	Increasing revenues from $276 million in 2009 to $529 million in 2014;

•	Generating operating income growth from $1.5 million in 2009 to $20.7 million in 2014; and

•	Growing Furmanite’s market capitalization from $140 million in 2009 to $295 million in 2014.

PLEASE VOTE THE GOLD PROXY CARD TODAY

We believe Furmanite stockholders can protect the value of their investment by voting “FOR” the election of your Board’s experienced and highly qualified director nominees: Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph J. Patitucci.

Your vote is extremely important, no matter how many or how few shares you own. We urge you to vote TODAY by telephone, online, or by signing and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope provided. Please do NOT return or otherwise vote any white proxy card sent to you by Mustang. If you have previously submitted a white proxy card sent to you by Mustang, your Board urges you to revoke that proxy and vote for your Board’s nominees by signing and dating the enclosed GOLD proxy card today. As a reminder you may also seek a legal proxy that will allow you to split your vote and avoid any unintended consequences.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, toll free at (800) 322-2885 or by email at Furmanite@mackenziepartners.com.

On behalf of the Board of Directors, thank you for your continued support.
Sincerely,

Joe Milliron Chief Executive Officer, President and Board Member

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Furmanite@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com

IMPORTANT INFORMATION

In connection with its 2015 Annual Meeting of Stockholders, Furmanite Corporation has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS OF FURMANITE ARE URGED TO READ THE PROXY STATEMENT FOR THE 2015 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of Furmanite’s definitive proxy statement and any other documents filed by Furmanite in connection with the 2015 Annual Meeting at the SEC's website at www.sec.gov. Free copies of the definitive proxy statement are also available in the "Investors" section of the Company's website at www.furmanite.com. Furmanite and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2015 Annual Meeting. Detailed information regarding the names, affiliations and interests of Furmanite’s directors and executive officers is available in the definitive proxy statement for the 2015 Annual Meeting, which was filed with the SEC on March 16, 2015.

Certain of the Company’s statements in this document are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, the Company’s ability to achieve its targeted future performance and revenue levels, the Company’s ability to achieve planned cost savings, and other risks and uncertainties detailed most recently in the Company’s Form 10-K as of December 31, 2014 filed with the SEC. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this document are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.